UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 3, 2014

VERITY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47184 258th Street, Sioux Falls, SD 57107

(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 473-1160

Copy of correspondence to:

Marc J. Ross, Esq.

Thomas A. Rose, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement, and

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In December 2012, Verity Farms, LLC (“Verity Farms”), a wholly owned subsidiary of Verity Corp., entered into an amended and restated contract for deed with Duane Spader (“Spader”). In order to provide for additional security to the lender and to restate the current balances due under the prior loan agreement, Verity Farms and Spader entered into a new amended and restated contract for deed (the “New Agreement”). Under the New Agreement, Verity Farms agreed to continue to fulfill its obligations under the original agreement and granted a security interest to Spader in the land purchased under the original agreement. As of December 30, 2013, the total amount due to Spader was $4,001,267.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Assignment of Amended and Restated Contract For Deed As Collateral, dated as of January 4, 2014, by and between Verity Farms, LLC, and Duane Spader

10.02	Promissory Note, by Verity Farms, LLC in favor of Duane Spader, dated as of December 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITY CORP.

Dated: January 8, 2014	By:	/s/ RICHARD KAMOLVATHIN
Richard Kamolvathin
President